UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 12, 2025, ProMIS Neurosciences Inc. (the “Company”) received a written notification from the Nasdaq Stock Market Listing Qualifications Staff indicating that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market (“Nasdaq”) pursuant to NASDAQ Listing Rule 5550(a)(2) (“Bid Price Rule”) and that the matter is now closed.

As previously disclosed, on January 8, 2025, the Company received a deficiency letter from Nasdaq notifying the Company that, for the 30 consecutive business days prior to the date of the deficiency letter, the closing bid price for the Company’s common stock was trading below the minimum $1.00 per share requirement for continued inclusion on Nasdaq pursuant tothe Bid Price Rule. In accordance with Nasdaq rules, the Company was provided with an initial period of 180 calendar days, or until July 2, 2025, to regain compliance with the Bid Price Rule.

Subsequently, the Company was granted an additional 180-day grace period, until December 29, 2025, to regain compliance with the Bid Price Rule. Nasdaq’s determination was based on the Company meeting the continued listing requirement for stockholder’s equity and all other initial listing standards for Nasdaq with the exception of the Bid Price Rule, and the Company’s provided written notice of its confirmation to cure the deficiency during the additional compliance period, including by effecting a reverse stock split, if necessary.

The closing bid price of the Company’s common shares has been $1.00 or greater for the 10 consecutive business days from November 28, 2025 to December 11, 2025. Accordingly, the Company has regained compliance with the Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: December 16, 2025	By:	/s/ Neil Warma
Name: Neil Warma
Title: Chief Executive Officer